UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

October 10, 2007

MACROCHEM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13634 (Commission file number)	04 2744744 (IRS employer identification number)

40 Washington Street, Suite 220, Wellesley Hills, MA 02481

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 489-7310

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On October 10, 2007, MacroChem Corporation (“MacroChem”, “we” or “our”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers listed on the signature pages thereto (the “Purchasers”), pursuant to which MacroChem issued in a private placement 5,891,667 shares of its common stock and five-year warrants (the “Warrants”) to purchase 1,767,500 shares of MacroChem common stock at an exercise price of $0.60 per share, for an aggregate purchase price of $3,535,000. In connection with the private placement, all of the outstanding shares of MacroChem's Series C Cumulative Convertible Preferred Stock (the “Series C Preferred”) were converted into 12,571,850 shares of common stock. In addition, outstanding warrants to purchase 8,648,102 shares of common stock previously issued with the Series C Preferred have been reset to purchase 17,885,848 shares of common stock at an exercise price of $.60 per share, pursuant to anti-dilution provisions of those warrants.

The Purchasers in the private placement include four current MacroChem stockholders, including Robert J. DeLuccia, the president and chief executive officer of MacroChem and a director, John L. Zabriskie, Jr., the chairman of the board and Iroquois Master Fund Ltd.

In connection with the private placement, MacroChem entered into a Director Designation Agreement dated as of October 1, 2007 with SCO Capital Partners, L.P. ("SCO"), a current stockholder and a Purchaser, pursuant to which, for so long as SCO holds 20% of MacroChem’s outstanding common stock, SCO has the right to designate two individuals to serve on MacroChem’s board of directors. SCO previously held the right to designate two individuals to serve on MacroChem’s board of directors for so long as it held 20% of MacroChem’s outstanding Series C Preferred.

Griffin Securities, Inc. ("Griffin") acted as placement agent in connection with the private placement. For its services as placement agent, Griffin received a fee equal to 7% of the aggregate amount of the offering proceeds of the private placement or $247,450, and warrants to purchase 589,166 shares of common stock upon the same terms as the Warrants issued to the Purchasers contained in Exhibit 10.3 attached hereto. MacroChem also paid Griffin’s out-of-pocket expenses incurred in connection with the private placement. Mark J. Alvino, a director of MacroChem, is an officer of Griffin, which designated Mr. Alvino to receive a portion of its warrant compensation, namely a warrant to purchase 218,333 shares of common stock.

The securities offered and sold to the Purchasers in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and were sold in reliance upon the exemption from securities registration afforded by Regulation D under the Securities Act. All of the Purchasers represented to MacroChem that they were either "accredited investors", as defined in Rule 501 of Regulation D or a “qualified institutional buyers”, as defined in Rule 144A under the Securities Act. In connection with the private placement, MacroChem entered into a Registration Rights Agreement with the Purchasers, pursuant to which MacroChem is required to file a registration statement with the Securities and Exchange Commission covering the resale of the common stock issued in the private placement and the common stock issuable upon the exercise of the Warrants and the warrants issued to the placement agent. The above summary is not intended to be complete and is qualified in its entirety by reference to the detailed provisions in the Purchase Agreement, Registration Rights Agreement, form of Warrant and the Director Designation Agreement which are attached to this Form 8-K as exhibits and are incorporated herein by reference. The terms of the agreements (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the private placement. The Purchase Agreement contains representations and warranties the Company and the Purchasers made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to complete the private placement and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

A copy of the press release issued by MacroChem in connection with the private placement is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Form 8-K with respect to the private placement is also responsive to this Item 3.02 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Securities Purchase Agreement, dated October 10, 2007 by and among MacroChem Corporation and the purchasers listed on the signature pages thereto.
10.2	Registration Rights Agreement, dated October 10, 2007 by and among MacroChem Corporation and the purchasers listed on the signature pages thereto.
10.3	Form of Common Stock Purchase Warrant.
10.4	Director Designation Agreement, dated October 1, 2007 by and between MacroChem Corporation and SCO Capital Partners LLC.
99.1	Press release announcing the private placement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROCHEM CORPORATION
Dated: October 10, 2007	By:	/s/ Bernard R. Patriacca
	Name:	Bernard R. Patriacca
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

10.1	Securities Purchase Agreement, dated October 10, 2007 by and among MacroChem Corporation and the purchasers listed on the signature pages thereto.
10.2	Registration Rights Agreement, dated October 10, 2007 by and among MacroChem Corporation and the purchasers listed on the signature pages thereto.
10.3	Form of Common Stock Purchase Warrant.
10.4	Director Designation Agreement, dated October 1, 2007 by and between MacroChem Corporation and SCO Capital Partners LLC.
99.1	Press release announcing the private placement.